EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Know Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each Unit consisting of one share of Common Stock, and a warrant exercisable for one share of Common Stock	457(o)	—	—	$17,250,000(3)	$0.0001476	$2546.10
Fees to Be Paid	Equity	Common Stock included in the Unit(4)s	—	—	—	—	—	—
Fees to Be Paid	Equity	Warrants to purchase shares of Common Stock included in the Units(4)	—	—	—	—	—	—
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Warrants included in the Units	457(o)	—	—	$17,250,000(3)	$0.0001476	$2546.10
Fees to Be Paid	Equity	Representative’s Unit Purchase Option	457(o)	—	—	$1,207,500	$0.0001476	$178.23
Fees to Be Paid	Equity	Representative’s Units underlying the Representative’s Unit Purchase Option, each consisting of one share of Common Stock and a warrant exercisable for one share of Common Stock(4)	—	—	—	—	—	—
Fees to Be Paid	Equity	Shares of Common Stock, included in the Representative’s Units(4)	—	—	—	—	—	—
Fees to Be Paid	Equity	Representative’s Warrants to purchase shares of Common Stock included in the Representative’s Units(4)	—	—	—	—	—	—
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of the Representative’s Warrants	457(o)	—	—	$1,207,500	$0.0001476	$178.23
	Total Offering Amounts				—	$36,915,000	—	$5,448.66
	Total Fees Previously Paid				—	—	—	—
	Total Fees Offsets				—	—	—	—
	Net Fee Due				—	—	—	$5,448.66

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes up to an additional 15% of Units to cover over-allotments, if any.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.